Exhibit 99.1

From: Eric Singer

Sent: Tuesday, January 06, 2015

To: Mark Liu

Subject: Resignation

Hi Mark -

Please allow this email to serve as formal notice of my intention to resign from the Board of Meru effective immediately. I am resigning from the Board as a result of the company retaining an investment banker and to allow for the rest of the Board to fully explore strategic alternatives. I am reserving my right to seek substantial change at the Board should the company remain independent.

Eric Singer

Founder and Portfolio Manager

Vertex Capital Advisors LLC